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                                                                      EXHIBIT 12



                          CAPSTEAD MORTGAGE CORPORATION
                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)



(a) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (including CMO debt):

                                                                      YEAR ENDED DECEMBER 31
                                           -------------------------------------------------------------------------------
                                              2001             2000              1999             1998              1997
                                           ---------        ---------         ---------        ---------         ---------

Fixed charges                              $ 362,327        $ 540,605         $ 502,933        $ 673,233         $ 633,845
Preferred stock dividends                     20,446           24,260            22,556           22,342            25,457
                                           ---------        ---------         ---------        ---------         ---------
Combined fixed charges and
  preferred stock dividends                $ 382,773        $ 564,865         $ 525,489        $ 695,575         $ 659,302
                                           =========        =========         =========        =========         =========

Fixed charges                              $ 362,327        $ 540,605         $ 502,933        $ 673,233         $ 633,845
Net income (loss)                            106,276          (51,486)           57,909         (234,764)          159,926
                                           ---------        ---------         ---------        ---------         ---------
                                           $ 468,603        $ 489,119         $ 560,842        $ 438,469         $ 793,771
                                           =========        =========         =========        =========         =========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                             1.22:1           0.87:1            1.07:1           0.63:1            1.20:1
                                           =========        =========         =========        =========         =========


(b) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (excluding CMO debt):

                                                                      YEAR ENDED DECEMBER 31
                                           -------------------------------------------------------------------------------
                                              2001             2000              1999             1998              1997
                                           ---------        ---------         ---------        ---------         ---------

Fixed charges                              $ 164,422        $ 303,126         $ 232,852        $ 332,985         $ 352,348
Preferred stock dividends                     20,446           24,260            22,556           22,342            25,457
                                           ---------        ---------         ---------        ---------         ---------
Combined fixed charges and
  preferred stock dividends                $ 184,868        $ 327,386         $ 255,408        $ 355,327         $ 377,805
                                           =========        =========         =========        =========         =========

Fixed charges                              $ 164,422        $ 303,126         $ 232,852        $ 332,985         $ 352,348
Net income (loss)                            106,276          (51,486)           57,909         (234,764)          159,926
                                           ---------        ---------         ---------        ---------         ---------

                                           $ 270,698        $ 251,640         $ 290,761        $  98,221         $ 512,274
                                           =========        =========         =========        =========         =========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                             1.46:1           0.77:1            1.14:1           0.28:1            1.36:1
                                           =========        =========         =========        =========         =========